Exhibit 99.1

FOR IMMEDIATE RELEASE

Molecular Insight Announces Resignation of Chief Medical Officer

Cambridge, MA, October 19, 2010 – Molecular Insight Pharmaceuticals (NASDAQ: MIPI) today announced that Norman D. LaFrance, M.D., has notified the Company of his resignation as Senior Vice President and Chief Medical Officer, effective November 5, 2010.

“During his years with Molecular Insight, Dr. LaFrance drew on his considerable expertise in pharmaceutical research and development to make significant contributions to the advancement of our product pipeline,” said Daniel L. Peters, President and CEO. “We are grateful for Dr. LaFrance’s efforts and wish him well in his future endeavors.”

About Molecular Insight Pharmaceuticals, Inc.

Molecular Insight Pharmaceuticals is a clinical-stage biopharmaceutical company and pioneer in molecular medicine. The Company is focused on the discovery and development of targeted therapeutic and imaging radiopharmaceuticals for use in oncology. Molecular Insight has five clinical-stage candidates in development. For further information on Molecular Insight Pharmaceuticals, please visit www.molecularinsight.com.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; difficulties or delays in obtaining financing, modifying our existing financing arrangements and generating the revenue as anticipated; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission (SEC). The Company’s SEC filings are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov/. Press releases for Molecular Insight Pharmaceuticals, Inc. are available on our website: http://www.molecularinsight.com/. All forward-looking statements are qualified in their entirety by this cautionary statement, and Molecular Insight undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

#    #    #

Contacts:

Investors

Charles H. Abdalian

Senior Vice President of Finance

Chief Financial Officer

(617) 871-6618

cabdalian@molecularinsight.com

Media

Martin A. Reynolds

Manager

Corporate Communications

(617) 871-6734

mreynolds@molecularinsight.com

Susan Pietropaolo

BCC Partners

Susan Pietropaolo

BCC Partners

(201) 923-2049

spietropaolo@bccpartners.com